Exhibit 99.1

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499 USA

PRESS RELEASE

DR. VINCENT D. MATTERA, JR., TO RETIRE AS CEO OF COHERENT

Board to commence a comprehensive executive search process

Company Reaffirms Fiscal 2024 Guidance

PITTSBURGH, Feb. 20, 2024 (GLOBE NEWSWIRE) – Coherent Corp. (the “Company” or “Coherent”) (NYSE: COHR), a global leader in materials, networking, and lasers, today announced that Dr. Vincent (“Chuck”) D. Mattera, Jr., has informed the Coherent Board of Directors (“the Board”) of his intent to retire as CEO following the commencement of employment of his successor. Dr. Mattera’s intention to retire does not reflect a dispute or disagreement with the Company. In parallel with today’s announcement, the Company is reaffirming the guidance set forth in that certain Shareholder Letter dated as of February 5, 2024 and furnished on such date as an exhibit to a Current Report on Form 8-K filed on that day.

Coherent’s Board of Directors has retained a leading executive search firm to immediately commence a comprehensive search process, which will include evaluating internal and external candidates, to identify a new CEO to lead the Company into the future. A subcommittee of the Board has been formed to oversee the search process.

Dr. Mattera, 68, has served with Coherent for 20 years, the last eight of which have been as CEO. He is the Company’s third CEO since its founding in 1971 as II-VI Incorporated. He has also served as Chair of the Company’s Board of Directors since November 2021. During his tenure, Dr. Mattera led the transformation of II-VI, a premier supplier of engineered materials and optoelectronic components, into Coherent Corp., a global, diversified company enabling multiple irreversible megatrends in the industrial, communications, electronics, and instrumentation markets. Over his 20 years, the Company’s annual revenue grew from $150 million in fiscal 2004 to more than $5 billion in fiscal 2023.

“Leading this 53-year-old company through its multi-decade growth transformation has been an incredible privilege,” said Dr. Mattera. “I want to acknowledge and deeply thank our employees, investors, customers, partners, and especially our Leadership Team, as well as my fellow Board members, for our shared accomplishments and for helping make my years at Coherent so rewarding and impactful.

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“Since the strategic combination of II-VI and Coherent two years ago, I am most proud of the tremendous progress we have made to integrate our two organizations, optimize synergies, and place the Company in an advantaged position for accelerated growth. With Coherent on a clear path to improved margins and continued profitable growth, its track record of product leadership, customer intimacy, operational excellence, and the unstoppable imagination of our world-class people, I believe that now is the right time to look toward the next chapter of the Company’s transformation,” Dr. Mattera said. “I have never been more excited about Coherent’s prospects and look forward to transitioning to the next generation of leadership to execute new value creation opportunities and continue to unlock longer-term profitable growth. I am confident that Coherent’s extraordinary track record of financial and operational excellence, and its broad and deep foundation in materials, networking, and lasers, will pave the way for our sustained success. The future of Coherent is bright, and I am pleased to continue to play a role in delivering on our near-term strategic priorities and driving the seamless execution of our leadership succession plan, with the support and involvement of the Board.”

“Throughout Chuck’s tenure, he played a critical role in leading the development and execution of our strategic growth plans, helping transform the Company into a true market leader and redefine the future through breakthrough technologies. He has spent his entire career in and around the industry and has been instrumental in advancing the sector into one that is fundamental in today’s ever-changing environment. As CEO since 2016, Chuck has driven an over 700% increase in the Company’s market capitalization, to over $9 billion, and the Board and I can’t thank him enough for his outstanding contributions and stalwart leadership over the last 20 years. We look forward to continuing our work with Chuck in the near term and appreciate his continued leadership to ensure a smooth transition,” said Enrico DiGirolamo, Lead Independent Director.

“Since Coherent’s founding, the Company has been squarely focused on emerging trends and megatrends, investing in innovation to better anticipate what’s now, next, and beyond, and forming key strategic partnerships to best support our customers,” said Mr. DiGirolamo. “The markets we serve are changing rapidly, and, as we look ahead to our next chapter, we will continue to best position ourselves to capitalize on those areas where we see the greatest opportunities for growth and value creation. This includes finding the right new CEO, supported by seasoned business leaders and our exceptional leadership team, to steer our company forward, enhance our operating performance, and further strengthen our financial foundation.”

About Coherent

Coherent empowers market innovators to define the future through breakthrough technologies, from materials to systems. We deliver innovations that resonate with our customers in diversified applications for the industrial, communications, electronics, and instrumentation markets. Headquartered in Saxonburg, Pennsylvania, Coherent has research and development, manufacturing, sales, service, and distribution facilities worldwide. For more information, please visit us at coherent.com.

Contact:

Paul Silverstein

Vice President, Investor Relations & Corporate Communications

investor.relations@coherent.com

Media Contact:

Blair Hennessy

H/Advisors Abernathy

blair.hennessy@h-advisors.global

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Forward Looking Statements

The statements contained in this press release include forward-looking statements relating to future events and expectations, including statements regarding (i) the transition of Dr. Mattera as our Chair and CEO; (ii) our integration and synergy activities and our position for accelerated growth; (iii) improved margins and continued profitable growth; (iv) our prospects, value creation opportunities and longer-term profitable growth; (v) our sustained success; (vi) our ability to position ourselves to capitalize on areas where we see the greatest opportunities for growth and value creation; (vii) our operating performance and strength of our financial foundation; and (viii) our guidance, each of which is based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements contained herein involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.

The Company believes that all forward-looking statements made by it herein have a reasonable basis, but there can be no assurance that management’s expectations, beliefs, or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements herein include but are not limited to: (i) the failure of any one or more of the assumptions stated herein to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, and additional risk factors that may be identified from time to time in filings of the Company; (iii) the substantial indebtedness the Company incurred in connection with its acquisition (the “Transaction”) of Coherent, Inc. (“Coherent”), the need to generate sufficient cash flows to service and repay such debt, and the Company’s ability to generate sufficient funds to meet its anticipated debt reduction goals; (iv) the possibility that the Company may not be able to continue its integration progress and/or take other restructuring actions, or otherwise be able to achieve expected synergies, operating efficiencies including greater scale, focus, resiliency, and lower operating costs, and other benefits within the expected time frames or at all and ultimately to successfully fully integrate the operations of Coherent with those of the Company; (v) the possibility that such integration and/or the restructuring actions may be more difficult, time-consuming, or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers, or suppliers) may be greater than expected in connection with the Transaction and/or the restructuring actions; (vi) any unexpected costs, charges, or expenses resulting from the Transaction and/or the restructuring actions; (vii) the risk that disruption from the Transaction and/or the restructuring actions materially and adversely affects the respective businesses and operations of the Company and Coherent; (viii) potential adverse reactions or changes to business relationships resulting from the completion of the Transaction and/or the restructuring actions; (ix) the ability of the Company to retain and hire key employees; (x) the purchasing patterns of customers and end users; (xi) the timely release of new products and acceptance of such new products by the market; (xii) the introduction of new products by competitors and other competitive responses; (xiii) the Company’s ability to assimilate other recently acquired businesses, and realize synergies, cost savings, and opportunities for growth in connection therewith, together with the risks, costs, and uncertainties associated with

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such acquisitions; (xiv) the Company’s ability to devise and execute strategies to respond to market conditions; (xv) the risks to realizing the benefits of investments in R&D and commercialization of innovations; (xvi) the risks that the Company’s stock price will not trade in line with industrial technology leaders; and/or (xvii) the risks of business and economic disruption related to worldwide health epidemics or outbreaks that may arise. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events or developments, or otherwise.

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